Exhibit 99.1

EARNINGS RELEASE

CONTACT

Michael J. Fowler

Chief Financial Officer

(615) 732-7404

CapStar Reports Second Quarter 2022 Results

NASHVILLE, TN, July 21, 2022 (GLOBE NEWSWIRE) -- CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $10.0 million or $0.45 per diluted share, for the quarter ended June 30, 2022, compared with net income of $10.7 million or $0.48 per diluted share, for the quarter ended March 31, 2022, and net income of $12.1 million or $0.54 per diluted share, for the quarter ended June 30, 2021. Annualized return on average assets and return on average equity for the quarter ended June 30, 2022 were 1.28 percent and 11.08 percent, respectively.

For the six months ended June 30, 2022, the Company reported net income of $20.6 million or $0.93 per diluted share, compared with $23.1 million or $1.04 per diluted share, for the same period of 2021. Year to date 2022 annualized return on average assets and return on average equity were 1.33 percent and 11.24 percent, respectively.

Four Key Drivers	Targets	2Q22	1Q22	2Q21
Annualized revenue growth	> 5%	1.15%	-46.31%	8.96%
Net interest margin	≥ 3.60%	3.41%	2.97%	3.26%
Efficiency ratio	≤ 55%	56.32%	58.67%	57.97%
Annualized net charge-offs to average loans	≤ 0.25%	0.00%	0.01%	0.01%

“CapStar’s associates delivered outstanding customer service and performance in the second quarter,” said Timothy K. Schools, CapStar President and Chief Executive Officer. “Each of our Four Key Drivers are progressing: 1) Outside of our specialty banking businesses, core bank revenue grew mid double digits compared to the prior year benefiting from robust loan growth, 2) our net interest margin expanded due to a favorable earning asset mix shift and modest benefit from rising rates, 3) we are working more productively, improving our efficiency ratio to 56%, and 4) net-charge offs were $0 and our past dues reached their second consecutive record low. Our positive results are attracting the attention of bankers seeking an environment where they and their customers can have a bigger voice. Last week, we were excited to announce additions to our Chattanooga and Nashville teams and entry into Asheville – our fourth dynamic metro market.”

“While rising rates benefited our core bank earnings, they slowed our mortgage and Tri-Net businesses. Mortgage results were near break-even. Tri-Net has been an outstanding business having contributed more than $25 million of revenue to CapStar over its life. However, Tri-Net did not produce a gain on sale during the quarter as the sharp increase in market rates and overall slowdown in demand reduced the value of Tri-Net’s funded loans. We are pursuing hedging strategies to mitigate this risk in the future. We expect each of these businesses to experience headwinds in the near-term until the rate environment stabilizes. We are proud of the strength of our earnings this quarter. We remain excited about the increasing contribution of our investments in new markets.”

Revenue

Total revenue, defined as net interest income plus noninterest income, was $30.3 million in the second quarter. This represents an increase of $0.1 million from the previous quarter. Net interest income and noninterest income totaled $24.4 million and $5.9 million, an increase of $3.3 and a decrease of $3.2 million, respectively, from the first quarter of 2022. Rising interest rates and a positive mix shift in average earning assets contributed to the increase in net interest income, while noninterest income declined due to lower mortgage and Tri-Net division revenues and one-time BOLI income in the previous quarter.

Second quarter 2022 average earning assets remained flat at $2.90 billion compared to March 31, 2022 as strong loan growth was principally funded from cash. During the quarter, $106.9 million of Tri-Net loans were transferred from loans held for sale to loans held for investment. Excluding PPP balances and the Tri-Net transfer, average loans held for investment increased $98.1 million from the prior quarter, or 19.8 percent linked-quarter annualized. End of period loans held for investment, excluding PPP balances and the Tri-Net transfer, increased $85.9 million, or 16.9 percent linked-quarter annualized, including $47.5 million in loan production from the Company's recent Chattanooga expansion. The current commercial loan pipeline remains strong, exceeding $500 million and continues to present the Company a tremendous opportunity in combination with the recent Asheville, Chattanooga, and Nashville hires to leverage capital to grow revenue and earnings per share.

For the second quarter of 2022, the net interest margin increased 44 basis points from the prior quarter to 3.41 percent primarily resulting from continued increases in interest rates and the positive mix shift in average earning assets. While the Company is managing to a more neutral interest rate risk profile over time in order to enhance earnings consistency, net interest income is expected to continue to benefit modestly from rising rates in 2022.

The Company's average deposits totaled $2.66 billion in the second quarter of 2022, a $40.3 million decline from the first quarter of 2022. During the quarter, the Company experienced a $15.8 million reduction in higher cost average time deposits and $33.5 million decrease in average interest-bearing transaction accounts. These decreases were partially offset by a $9.4 million increase in average savings and money market deposits, creating an overall net decrease of $39.9 million in average interest-bearing deposits when compared to the first quarter of 2022. During the quarter, the Company’s lowest cost deposit category, noninterest bearing, improved 40 basis points to 27.3 percent of total average deposits as of June 30, 2022. Total deposit costs increased 4 basis points to 0.23 percent compared to 0.19 for the prior quarter. A key longer-term strategic initiative is to create a stronger deposit-led culture with an emphasis on lower cost relationship-based deposits.

Noninterest income during the quarter decreased $3.2 million from the first quarter ended March 31, 2022. This decrease was attributable to a $0.3 million decline in mortgage revenue, a $2.2 million decline in Tri-Net revenue and $0.9 million of one-time BOLI income recorded in the previous quarter. During the quarter, $106.9 million of Tri-Net loans were transferred from loans held for sale to loans held for investment to mitigate potential losses related to the adverse impact of rapidly rising interest rates on pricing and investor demand. The Company’s mortgage and Tri-Net divisions have been strong contributors in the past, but it is anticipated that they will continue to face challenges in the volatile rate environment.

Noninterest Expense and Operating Efficiency

Improving productivity and operating efficiency is a key focus of the Company. During the quarter, the Company continued to exhibit strong expense discipline. Noninterest expenses decreased $0.7 million from the first quarter of 2022 to $17.1 million in the second quarter of 2022. This decrease was primarily attributable to a decline in nonrecurring first quarter items and no mortgage incentive expense.

For the quarter ended June 30, 2022, the efficiency ratio was 56.32 percent, an improvement from 58.67 percent in the first quarter of 2022. Annualized noninterest expense as a percentage of average assets improved 9 basis points to 2.19 percent for the quarter ended June 30, 2022 compared to 2.28 percent for the quarter ended March 31, 2022. Assets per employee was $7.9 million as of June 30, 2022 compared to $8.0 million in the previous quarter. The continued discipline in productivity metrics demonstrates the Company's commitment to outstanding performance.

Asset Quality

Strong asset quality is a core tenant of the Company’s culture. Continued sound risk management and an improving economy led to continued low net charge-offs and strong credit metrics. Annualized net charge-offs to average loans for the three months ended June 30, 2022 were 0.00 percent. Past due loans as a percentage of total loans held for investment improved to a record 0.12 percent at June 30, 2022 compared to 0.17 percent at March 31, 2022. Within this amount, loans greater than 90 days past due totaled $0.5 million, or 0.02 percent of loans held for investment at June 30, 2022, an improvement from 0.05 percent at March 31, 2022. Non-performing assets to total loans and OREO improved to 0.11 percent at June 30, 2022 compared to 0.18 percent at March 31, 2022. Criticized and classified loans to total loans, which were elevated during the pandemic, continued to improve to 2.12 percent at June 30, 2022, a 37 basis point improvement from March 31, 2022.

The Company recorded a provision for loan losses of $0.8 million during the quarter as a result of continued strong loan growth. Due to improved credit trends, the allowance for loan losses plus the fair value mark on acquired loans to total loans, less PPP loans, declined 7 basis points to 1.09 percent at June 30, 2022 from 1.16 percent at March 31, 2022.

Asset Quality Data:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Annualized net charge-offs to average loans	0.00%	0.01%	0.04%	0.05%	0.01%
Criticized and classified loans to total loans	2.12%	2.49%	2.64%	2.85%	3.95%
Loans- past due to total end of period loans	0.12%	0.17%	0.25%	0.31%	0.49%
Loans- over 90 days past due to total end of period loans	0.02%	0.05%	0.11%	0.12%	0.13%
Non-performing assets to total loans held for investment and OREO	0.11%	0.18%	0.18%	0.20%	0.22%
Allowance for loan losses plus fair value marks / Non-PPP Loans	1.09%	1.16%	1.27%	1.41%	1.47%
Allowance for loan losses to non-performing loans	974%	596%	666%	657%	571%

Income Tax Expense

The Company’s second quarter effective income tax rate remained flat at 19.6 percent when compared to the prior quarter ended March 31, 2022. The Company anticipates its effective tax rate for 2022 to be approximately 20 percent.

Capital

The Company continues to be well capitalized with tangible equity of $310.9 million at June 30, 2022. Tangible book value per share of common stock for the quarter ended June 30, 2022 was $14.17 compared to $14.49 and $14.03 for the quarters ended March 31, 2022 and June 30, 2021, respectively, with the change from March 31, 2022 being attributable to a decline in the value of the investment portfolio related to an increase in market interest rates, partially offset by ongoing earnings. Excluding the impact of after-tax gain or loss within the available for sale investment portfolio, tangible book value per share of common stock for the quarter ended June 30, 2022 was $15.86 compared to $15.53 and $14.02 for the quarters ended March 31, 2022 and June 30, 2021, respectively.

Capital ratios:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Total risk-based capital	14.79%	15.60%	16.29%	16.23%	16.13%
Common equity tier 1 capital	12.87%	13.58%	14.11%	13.95%	13.78%
Leverage	11.10%	10.99%	10.69%	10.28%	10.17%

In the second quarter of 2022, the Company repurchased $5.4 million in common stock under its share repurchase program. The total remaining authorization for future purchases was $23.9 million as of June 30, 2022. The Plan will terminate on the earlier of the date on which the maximum authorized dollar amount of shares of common stock has been repurchased or January 31, 2023.

Dividend

On July 20, 2022, the Board of Directors of the Company approved a quarterly dividend of $0.10 per common share payable on August 24, 2022 to shareholders of record of CapStar’s common stock as of the close of business on August 10, 2022.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 22, 2022. During the call, management will review the second quarter results and operational highlights. Interested parties may listen to the call by registering here to access the live call, including for participants who plan to ask a question during the call. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of June 30, 2022, on a consolidated basis, CapStar had total assets of $3.1 billion, total loans of $2.2 billion, total deposits of $2.6 billion, and shareholders’ equity of $357.7 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

Certain releases include financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information may include certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures may include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.”

Management may include these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Second quarter 2022 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Interest income:
Loans, including fees	$23,775	$22,572	$44,141	$44,586
Securities:
Taxable	1,922	1,640	3,677	3,244
Tax-exempt	319	356	644	722
Federal funds sold	14	3	24	3
Restricted equity securities	173	160	329	321
Interest-bearing deposits in financial institutions	286	101	458	234
Total interest income	26,489	24,832	49,273	49,110
Interest expense:
Interest-bearing deposits	638	379	1,074	826
Savings and money market accounts	467	295	797	608
Time deposits	454	732	938	1,663
Federal Home Loan Bank advances	96	—	96	12
Subordinated notes	394	394	788	788
Total interest expense	2,049	1,800	3,693	3,897
Net interest income	24,440	23,032	45,580	45,213
Provision for loan losses	843	(1,065)	59	(415)
Net interest income after provision for loan losses	23,597	24,097	45,521	45,628
Noninterest income:
Deposit service charges	1,182	1,109	2,324	2,211
Interchange and debit card transaction fees	1,336	1,227	2,558	2,318
Mortgage banking	1,705	3,910	3,671	8,625
Tri-Net	(73)	1,536	2,098	2,679
Wealth management	459	471	899	931
SBA lending	273	377	494	870
Net gain on sale of securities	—	(13)	—	13
Other noninterest income	994	1,266	2,921	2,250
Total noninterest income	5,876	9,883	14,965	19,897
Noninterest expense:
Salaries and employee benefits	9,209	10,803	19,478	20,229
Data processing and software	2,847	3,070	5,494	5,898
Occupancy	1,076	1,057	2,174	2,165
Equipment	783	980	1,492	1,880
Professional services	506	460	1,185	1,165
Regulatory fees	265	211	545	467
Acquisition related expenses	—	256	—	323
Amortization of intangibles	430	493	876	1,001
Other operating	1,959	1,750	3,566	3,364
Total noninterest expense	17,075	19,080	34,810	36,492
Income before income taxes	12,398	14,900	25,676	29,033
Income tax expense	2,426	2,824	5,031	5,927
Net income	$9,972	$12,076	$20,645	$23,106
Per share information:
Basic net income per share of common stock	$0.45	$0.55	$0.93	$1.05
Diluted net income per share of common stock	$0.45	$0.54	$0.93	$1.04
Weighted average shares outstanding:
Basic	22,022,109	22,133,759	22,109,737	22,089,874
Diluted	22,074,260	22,198,829	22,163,954	22,138,052

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2022 Earnings Release

	Five Quarter Comparison
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Income Statement Data:
Net interest income	$24,440	$21,140	$22,992	$22,964	$23,032
Provision for loan losses	843	(784)	(651)	—	(1,065)
Net interest income after provision for loan losses	23,597	21,924	23,643	22,964	24,097
Deposit service charges	1,182	1,142	1,117	1,187	1,109
Interchange and debit card transaction fees	1,336	1,222	1,261	1,236	1,227
Mortgage banking	1,705	1,966	2,740	4,693	3,910
Tri-Net	(73)	2,171	3,996	1,939	1,536
Wealth management	459	440	438	481	471
SBA lending	273	222	279	911	377
Net gain (loss) on sale of securities	—	—	8	7	(13)
Other noninterest income	994	1,926	1,295	1,197	1,266
Total noninterest income	5,876	9,089	11,134	11,651	9,883
Salaries and employee benefits	9,209	10,269	10,549	10,980	10,803
Data processing and software	2,847	2,647	2,719	2,632	3,070
Occupancy	1,076	1,099	1,012	1,028	1,057
Equipment	783	709	867	760	980
Professional services	506	679	521	469	460
Regulatory fees	265	280	284	279	211
Acquisition related expenses	—	—	—	—	256
Amortization of intangibles	430	446	461	477	493
Other noninterest expense	1,959	1,607	2,269	1,741	1,750
Total noninterest expense	17,075	17,736	18,682	18,366	19,080
Net income before income tax expense	12,398	13,277	16,095	16,249	14,900
Income tax expense	2,426	2,604	3,625	3,147	2,824
Net income	$9,972	$10,673	$12,470	$13,102	$12,076
Weighted average shares - basic	22,022,109	22,198,339	22,166,410	22,164,278	22,133,759
Weighted average shares - diluted	22,074,260	22,254,644	22,221,989	22,218,402	22,198,829
Net income per share, basic	$0.45	$0.48	$0.56	$0.59	$0.55
Net income per share, diluted	0.45	0.48	0.56	0.59	0.54
Balance Sheet Data (at period end):
Cash and cash equivalents	$113,825	$355,981	$415,125	$359,267	$449,267
Securities available-for-sale	437,420	460,558	459,396	483,778	500,339
Securities held-to-maturity	1,769	1,775	1,782	1,788	2,395
Loans held for sale	85,884	106,895	83,715	176,488	158,234
Loans held for investment	2,234,833	2,047,555	1,965,769	1,894,249	1,897,838
Allowance for loan losses	(21,684)	(20,857)	(21,698)	(22,533)	(22,754)
Total assets	3,096,537	3,190,749	3,133,046	3,112,127	3,212,390
Non-interest-bearing deposits	717,167	702,172	725,171	718,299	782,170
Interest-bearing deposits	1,913,320	2,053,823	1,959,110	1,956,093	1,998,024
Federal Home Loan Bank advances and other borrowings	74,599	29,566	29,532	29,499	29,487
Total liabilities	2,738,802	2,821,832	2,752,952	2,741,799	2,852,639
Shareholders' equity	$357,735	$368,917	$380,094	$370,328	$359,752
Total shares of common stock outstanding	21,934,554	22,195,071	22,166,129	22,165,760	22,165,547
Book value per share of common stock	$16.31	$16.62	$17.15	$16.71	$16.23
Tangible book value per share of common stock*	14.17	14.49	14.99	14.53	14.03
Tangible book value per share of common stock less after-tax unrealized available for sale investment (gains) losses*	15.86	15.53	15.13	14.59	14.02
Market value per share of common stock	$19.62	$21.08	$21.03	$21.24	$20.50
Capital ratios:
Total risk-based capital	14.79%	15.60%	16.29%	16.23%	16.13%
Tangible common equity to tangible assets*	10.19%	10.23%	10.77%	10.51%	9.83%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses*	11.27%	10.88%	10.86%	10.55%	9.82%
Common equity tier 1 capital	12.87%	13.58%	14.11%	13.95%	13.78%
Leverage	11.10%	10.99%	10.69%	10.28%	10.17%

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*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2022 Earnings Release

	Five Quarter Comparison
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Average Balance Sheet Data:
Cash and cash equivalents	$189,542	$380,262	$470,963	$411,101	$301,773
Investment securities	473,167	483,339	491,135	515,877	508,595
Loans held for sale	114,223	90,163	123,962	173,402	147,912
Loans held for investment	2,147,750	2,001,740	1,888,094	1,884,935	1,938,818
Assets	3,128,864	3,153,320	3,159,308	3,171,182	3,078,748
Interest bearing deposits	1,936,910	1,976,803	1,964,641	1,980,304	1,940,442
Deposits	2,664,614	2,704,938	2,713,314	2,732,165	2,662,192
Federal Home Loan Bank advances and other borrowings	70,516	29,547	29,514	29,495	29,467
Liabilities	2,767,714	2,773,281	2,781,951	2,803,375	2,719,898
Shareholders' equity	361,150	380,039	377,357	367,807	358,850
Performance Ratios:
Annualized return on average assets	1.28%	1.37%	1.57%	1.64%	1.57%
Annualized return on average equity	11.08%	11.39%	13.11%	14.13%	13.50%
Net interest margin (1)	3.41%	2.97%	3.14%	3.12%	3.26%
Annualized noninterest income to average assets	0.75%	1.17%	1.40%	1.46%	1.29%
Efficiency ratio	56.32%	58.67%	54.74%	53.06%	57.97%
Loans by Type (at period end):
Commercial and industrial	$510,987	$499,719	$497,615	$478,279	$536,279
Commercial real estate - owner occupied	241,461	231,933	209,261	193,139	200,725
Commercial real estate - non-owner occupied	786,610	652,936	616,023	579,857	538,520
Construction and development	205,573	208,513	214,310	210,516	198,448
Consumer real estate	357,849	327,416	326,412	328,262	331,580
Consumer	53,227	48,790	46,811	45,669	45,898
Other	79,126	78,248	55,337	58,527	46,387
Asset Quality Data:
Allowance for loan losses to total loans	0.97%	1.02%	1.10%	1.19%	1.20%
Allowance for loan losses to non-performing loans	974%	596%	666%	657%	571%
Nonaccrual loans	$2,225	$3,502	$3,258	$3,431	$3,985
Troubled debt restructurings	86	1,847	1,832	1,859	1,895
Loans - over 90 days past due	494	1,076	2,120	2,333	2,389
Total non-performing loans	2,225	3,502	3,258	3,431	3,985
OREO and repossessed assets	165	178	266	349	184
Total non-performing assets	2,390	3,680	3,524	3,780	4,169
Non-performing loans to total loans held for investment	0.10%	0.17%	0.17%	0.18%	0.21%
Non-performing assets to total assets	0.08%	0.12%	0.11%	0.12%	0.13%
Non-performing assets to total loans held for investment and OREO	0.11%	0.18%	0.18%	0.20%	0.22%
Annualized net charge-offs to average loans	0.00%	0.01%	0.04%	0.05%	0.01%
Net charge-offs	$16	$59	$184	$221	$59
Interest Rates and Yields:
Loans	4.25%	3.97%	4.47%	4.41%	4.43%
Securities (1)	2.11%	1.92%	1.84%	1.75%	1.77%
Total interest-earning assets (1)	3.69%	3.20%	3.36%	3.35%	3.51%
Deposits	0.23%	0.19%	0.19%	0.19%	0.21%
Borrowings and repurchase agreements	2.79%	5.40%	5.29%	5.30%	5.36%
Total interest-bearing liabilities	0.41%	0.33%	0.33%	0.34%	0.37%
Other Information:
Full-time equivalent employees	391	397	397	392	383

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Second quarter 2022 Earnings Release

	For the Three Months Ended June 30,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$2,147,750	$22,755	4.25%	$1,938,819	$21,412	4.43%
Loans held for sale	114,223	1,020	3.58%	147,912	1,160	3.14%
Securities:
Taxable investment securities (2)	417,526	2,095	2.01%	446,696	1,800	1.61%
Investment securities exempt from federal income tax (3)	55,641	319	2.92%	61,899	356	2.91%
Total securities	473,167	2,414	2.11%	508,595	2,156	1.77%
Cash balances in other banks	144,533	286	0.80%	235,212	101	0.17%
Funds sold	7,950	14	0.70%	18,319	3	0.06%
Total interest-earning assets	2,887,623	26,489	3.69%	2,848,857	24,832	3.51%
Noninterest-earning assets	241,241			229,891
Total assets	$3,128,864			$3,078,748
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$915,837	638	0.28%	$927,210	379	0.16%
Savings and money market deposits	670,144	467	0.28%	589,006	295	0.20%
Time deposits	350,929	454	0.52%	424,226	732	0.69%
Total interest-bearing deposits	1,936,910	1,559	0.32%	1,940,442	1,406	0.29%
Borrowings and repurchase agreements	70,516	490	2.79%	29,467	394	5.36%
Total interest-bearing liabilities	2,007,426	2,049	0.41%	1,969,909	1,800	0.37%
Noninterest-bearing deposits	727,705			721,751
Total funding sources	2,735,131			2,691,660
Noninterest-bearing liabilities	32,583			28,238
Shareholders’ equity	361,150			358,850
Total liabilities and shareholders’ equity	$3,128,864			$3,078,748
Net interest spread (4)			3.28%			3.14%
Net interest income/margin (5)		$24,440	3.41%		$23,032	3.26%

_____________________

(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2022 Earnings Release

	Five Quarter Comparison
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Operating net income:
Net income	$9,972	$10,673	$12,470	$13,102	$12,076
Add: acquisition related expenses	—	—	—	—	256
Less: income tax impact of acquisition related expenses	—	—	—	—	(67)
Operating net income	$9,972	$10,673	$12,470	$13,102	$12,265

Operating diluted net income per share of common stock:
Operating net income	$9,972	$10,673	$12,470	$13,102	$12,265
Weighted average shares - diluted	22,074,260	22,254,644	22,221,989	22,218,402	22,198,829
Operating diluted net income per share of common stock	$0.45	$0.48	$0.56	$0.59	$0.55

Operating annualized return on average assets:
Operating net income	$9,972	$10,673	$12,470	$13,102	$12,265
Average assets	3,128,864	3,153,320	3,159,308	3,171,182	3,078,748
Operating annualized return on average assets	1.28%	1.37%	1.57%	1.64%	1.60%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$361,150	$380,039	$377,357	$367,807	$358,850
Less: average intangible assets	(47,160)	(47,604)	(48,054)	(48,527)	(49,012)
Average tangible equity	313,990	332,435	329,303	319,280	309,838
Operating net income	$9,972	$10,673	$12,470	$13,102	$12,265
Operating annualized return on average tangible equity	12.74%	13.02%	15.02%	16.28%	15.88%

Operating efficiency ratio:
Total noninterest expense	$17,075	$17,736	$18,682	$18,366	$19,080
Less: acquisition related expenses	—	—	—	—	(256)
Total operating noninterest expense	17,075	17,736	18,682	18,366	18,824
Net interest income	24,440	21,140	22,992	22,964	23,032
Total noninterest income	5,876	9,089	11,134	11,651	9,883
Total revenues	$30,316	$30,229	$34,126	$34,615	$32,915
Operating efficiency ratio:	56.32%	58.67%	54.74%	53.06%	57.19%

Operating annualized pre-tax pre-provision income to average assets:
Income before income taxes	$12,398	$13,277	$16,095	$16,249	$14,900
Add: acquisition related expenses	—	—	—	—	256
Add: provision for loan losses	843	(784)	(651)	—	(1,065)
Operating pre-tax pre-provision income	13,241	12,493	15,444	16,249	14,091
Average assets	$3,128,864	$3,153,320	$3,159,308	$3,171,182	$3,078,748
Operating annualized pre-tax pre-provision income to average assets:	1.70%	1.61%	1.94%	2.03%	1.84%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2022 Earnings Release

	Five Quarter Comparison
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Tangible Equity:
Total shareholders' equity	$357,735	$368,917	$380,094	$370,328	$359,752
Less: intangible assets	(46,883)	(47,313)	(47,759)	(48,220)	(48,697)
Tangible equity	$310,852	$321,604	$332,335	$322,108	$311,055

Tangible book value per share of common stock:
Tangible equity	$310,852	$321,604	$332,335	$322,108	$311,055
Total shares of common stock outstanding	21,934,554	22,195,071	22,166,129	22,165,760	22,165,547
Tangible book value per share of common stock	$14.17	$14.49	$14.99	$14.53	$14.03

Tangible book value per share of common stock less after-tax unrealized available for sale investment (gains) losses:
Total shareholders' equity	$357,735	$368,917	$380,094	$370,328	$359,752
Less: intangible assets	(46,883)	(47,313)	(47,759)	(48,220)	(48,697)
Add: after-tax unrealized available for sale investment (gains) losses	37,034	23,041	2,978	1,209	(374)
Tangible equity less after-tax unrealized available for sale investment (gains) losses	$347,886	$344,645	$335,313	$323,317	$310,681
Total shares of common stock outstanding	21,934,554	22,195,071	22,166,129	22,165,760	22,165,547
Tangible book value per share of common stock less after-tax unrealized available for sale investment (gains) losses	$15.86	$15.53	$15.13	$14.59	$14.02

Tangible common equity to tangible assets:
Tangible equity	$310,852	$321,604	$332,335	$322,108	$311,055

Assets	$3,096,537	$3,190,749	$3,133,046	$3,112,127	$3,212,390
Less: intangible assets	(46,883)	(47,313)	(47,759)	(48,220)	(48,697)
Tangible assets	$3,049,654	$3,143,436	$3,085,287	$3,063,907	$3,163,693
Tangible common equity to tangible assets	10.19%	10.23%	10.77%	10.51%	9.83%

Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses:
Tangible equity less after-tax unrealized available for sale investment (gains) losses	$347,886	$344,645	$335,313	$323,317	$310,681

Tangible assets	$3,049,654	$3,143,436	$3,085,287	$3,063,907	$3,163,693
Add: after-tax unrealized available for sale investment (gains) losses	37,034	23,041	2,978	1,209	(374)
Tangible assets less after-tax unrealized available for sale investment (gains) losses	$3,086,688	$3,166,477	$3,088,265	$3,065,116	$3,163,319
Tangible common equity to tangible assets less after-tax unrealized available for sale investment (gains) losses	11.27%	10.88%	10.86%	10.55%	9.82%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2022 Earnings Release

	Six Months Ended
	6/30/2022	6/30/2021
Operating net income:
Net income	$20,645	$23,106
Add: acquisition related expenses	—	323
Less: income tax impact of acquisition related expenses	—	(84)
Operating net income	$20,645	$23,345

Operating diluted net income per share of common stock:
Operating net income	$20,645	$23,345
Weighted average shares - diluted	22,163,954	22,138,052
Operating diluted net income per share of common stock	$0.93	$1.05

Operating annualized return on average assets:
Operating net income	$20,645	$23,345
Average assets	$3,141,024	$3,078,746
Operating annualized return on average assets	1.33%	1.53%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$370,542	$354,788
Less: average intangible assets	(49,014)	(49,262)
Average tangible equity	321,528	305,526
Operating net income	$20,645	$23,345
Operating annualized return on average tangible equity	12.95%	15.41%

Operating efficiency ratio:
Total noninterest expense	$34,810	$36,492
Less: acquisition related expenses	—	(323)
Total operating noninterest expense	34,810	36,169
Net interest income	45,580	45,213
Total noninterest income	14,965	19,897
Total revenues	$60,545	$65,110
Operating efficiency ratio:	57.49%	55.55%

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2022 Earnings Release

	Five Quarter Comparison
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Allowance for loan losses	$21,684	$20,857	$21,698	$22,533	$22,754
Purchase accounting marks	2,717	2,838	3,003	3,288	3,533
Allowance for loan losses and purchase accounting fair value marks	24,401	23,695	24,701	25,821	26,287

Loans held for investment	2,234,833	2,047,555	1,965,769	1,894,249	1,897,838
Less: PPP Loans net of deferred fees	921	6,529	26,539	64,188	109,940
Non-PPP Loans	2,233,912	2,041,026	1,939,230	1,830,061	1,787,898

Allowance for loan losses plus fair value marks / Non-PPP Loans	1.09%	1.16%	1.27%	1.41%	1.47%

_____________________

(1)
Net interest margin and adjusted net interest margin are shown on a tax equivalent basis.